Exhibit 8.1

November 7, 2011

Pacific Drilling S.A.

16 Avenue Pasteur

L-2310 Luxembourg

RE:	Pacific Drilling S.A. Registration Statement on Form F-1

Ladies and Gentlemen

1	INTRODUCTION

Incorporation

We are acting as Luxembourg counsel for Pacific Drilling S.A., a Luxembourg public company limited by shares (société anonyme) with registered office at 16 Avenue Pasteur, L-2310 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (RCS) under number B 159658 (the Company) in connection with the Registration Statement on Form F-1 being filed with the Securities and Exchange Commission under the US Securities Act of 1933, as amended, (the Registration Statement) relating to the offering by the Company of 6,000,000 common shares, accounting par value $0.01 per share.

2	OPINION

2.1	The statements set forth in the Registration Statement under the caption “Tax Considerations—Material Luxembourg Tax Considerations for Holders of Common Shares”, are accurate insofar as they purport to describe the provisions of the laws and documents referred to therein.

3	MISCELLANEOUS

3.1	We express no opinion, nor do we imply any opinion, as to any laws other than Luxembourg laws and this Opinion is given on the express condition, accepted by each person entitled to rely on it, that this Opinion and all rights, obligations, issues of interpretation and liabilities in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and any actions or claims in relation to it can be brought exclusively before the Luxembourg courts.

3.2	This Opinion is strictly limited to the matters expressly set forth at clause 2 above. No other opinion is, or may be, implied or inferred therefrom.

3.3	We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

The giving of this Opinion does not constitute acceptance or agreement that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/ LOYENS & LOEFF

Loyens & Loeff

Avocats à la Cour